As Filed With the Securities and Exchange Commission on August ____, 2011

Registration No. 333-172658

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1/Pre-effective Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THUNDERCLAP ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

7812
(Primary Standard Industrial Classification Code Number)

30-0580318
(I.R.S. Employer Identification Number)

201 Santa Monica Blvd, Suite 300, Santa Monica, CA 90401-2224; Telephone Number - (310) 752-7773
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald P. Hateley, Esq. 201 Santa Monica Blvd, Suite 300, Santa Monica, CA 90401-2224; Telephone: (310) 576-4758
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, no par value per share	1,485,000 shares	$0.20	$297,000	$34.48

(1) 1,485,000 shares are being offered by the Selling Security Holders and bear no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Prospectus

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion ____, 2011

 THUNDERCLAP ENTERTAINMENT, INC.

1,485,000 SHARES OF COMMON STOCK BEING SOLD BY THE SELLING SECURITY HOLDERS

$0.20 per share

$297,000 Offering

We are registering 1,485,000 shares of common stock on behalf of certain selling security holders (“Selling Security Holders”) named under “Selling Security Holders” within this registration statement. The Selling Security Holders are selling all of the shares. The offering price for the shares will be $0.20 per share until the shares are quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or an exchange. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange. There is no guarantee that the shares will ever be quoted on the OTCBB or an exchange.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the Selling Security Holders.

The offering will conclude on the earlier of when all 1,485,000 shares of common stock registered in this statement by the Selling Security Holders have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  We may, at our discretion, extend the offering for an additional 180 days.

Prior to this offering, there has been no public trading market for the common stock.  Our common stock is presently not traded on any market or securities exchange.

 PLEASE READ THIS PROSPECTUS CAREFULLY.

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 11. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.20	$0.00	$0.00
Maximum	1,485,000	$0.20	$297,000.00	$0.00

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is ________________, 2011

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Thunderclap Entertainment, Inc. Since we have nominal assets and no revenue we may be considered a “shell company” and will be subject to more stringent reporting requirements. See “Risk Factors.” As of the date of our most recent audit, December 31, 2010, we had $16,342 in total assets and, as of March 31, 2011, our total assets were $4,169.

THUNDERCLAP ENTERTAINMENT, INC.

Organization

We were incorporated in the State of California as a for-profit company on September 10, 2009 and established a fiscal year end of December 31. We are a development stage enterprise. On September 15, 2009, our incorporator adopted our bylaws and appointed our sole director. We were formed to develop, produce and distribute low-budget, independent feature films and exploit other entertainment opportunities, which may include the licensing and selling of intellectual properties.

On September 15, 2009, we issued 15,000,000 shares of our common stock, valued at $0.0001 per share, to our 5 founders, which includes 250,000 common shares to our president, Michael F. Matondi, III and 1,000,000 common shares to our chief executive officer and sole director, Gary L. Blum, in exchange for organizational services incurred since our incorporation at a price of $0.0001 per share and valued at $25 and $100, respectively. We also issued 13,750,000 common shares to 3 other founders for services rendered at a price of $0.0001 per share valued at $1,375. From September 27, 2009 to April 18, 2010, we sold and issued 1,485,000 shares of our common stock at a price of $0.10 per share for $148,500 to 25 individuals. From January 1, 2011, to April 30, 2011, our burn rate was approximately $4,500 per month. Presently, our monthly burn rate is approximately $500 per month, which consists of miscellaneous office expenses. We believe that our present capital is sufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $10,000 to $100,000 in either cash or our common stock to accomplish the goals set out in our plan of operation. We intend to use our common stock to accomplish these goals in order to conserve our cash. To the extent we are unable to accomplish our goals with the issuance of common stock for services and products, then we intend to raise additional capital from investors through the sale of our common stock. We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds.”

Our principal business, executive and registered statutory office is located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401and our telephone number is (310) 752-7773, fax (310) 593-4095 and email contact is submissions@thunderclapinc.com. Our URL address is www.thunderclapinc.com.

Business

We are a development stage enterprise that was formed to develop and produce low-budget, feature length motion pictures and other entertainment related projects. We also intend to acquire scripts and the rights to projects. We have had limited operations and have limited financial resources. We have not yet begun any entertainment projects. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and continuing losses raise substantial doubt about its ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up and development activities, which include:

1.   Formation of the Company;

2.   Development of our business plan;

3.   Evaluating various entertainment properties;

4.   Research on marketing channels/strategies for our entertainment properties and the industry;

5.   Secured our website domain www.thunderclapinc.com and developed our initial online website; and

6.   Research on books and ideas that we may develop into film projects.

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In 2011, we plan to focus our business operations on the development and production of commercial, feature-length, low-budget motion pictures having budgets of up to $2 million dollars. We plan to utilize our website to solicit projects from writers, directors, producers and agents. We anticipate promoting these film properties by assembling a business plan for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and identification of recognizable actor(s) or director(s) for the film. We also intend to have discussions with various film distributors to determine what our best options are for the distribution of a completed project. We plan to offer grants of our stock or options to acquire our stock in order to secure screenplays, treatments, actors’ participation and directors’ participation in our films. A treatment is a written sketch outlining the plot, characters, and action for a screenplay but not including certain elements of a finished screenplay, such as camera directions and dialogue. There can be no assurance that writers, actors and/or directors, in exchange for their participation in a film, will ever consider our stock in exchange for their screenplays or services. Any such grants of stock may involve substantial dilution to our existing shareholders. See “Risk Factors.”

We currently do not have sufficient capital to independently finance our own film projects. We intend to rely on outside sources of financing for all film production activities. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to produce commercially successful motion picture films. In order to succeed, we must develop or acquire screenplays appropriate for production and distribution. We intend to rely on our Chairman’s and President's access to and relationships with, creative talent, including writers, actors and directors to find suitable existing screenplays. We also intend to market our website to the film industry to solicit screenplays for our consideration. There can be no guarantee or assurance that our Chairman or President and/or our website will enable us to attract and produce commercially viable screenplays into films that will result in future profits to us.

We plan to profit from this business activity by exclusively owning all right title, and interest in and to, the screenplay and any film derived from it and also capitalizing on other marketing opportunities associated with these properties including but not limited to the publishing and promotion of associated music, the incorporation of original songs on sound tracks for subsequent use in promotion, sound track albums, story-telling records and the licensing of merchandising rights. Motion picture revenue is derived from the worldwide licensing of a film to several distinct markets, each having its own distribution network and potential for profit. The selection of the distributor for each of our feature films will depend upon a number of factors. Our most basic criterion is whether the distributor has the ability to secure bookings for the exhibition of the film on satisfactory terms. We will consider whether, when and in what amount the distributor will make advances to us. We will also consider the amount and manner of computing distribution fees and the extent to which the distributor will guarantee certain print, advertising and promotional expenditures.

No assurance can be given that our films, if produced, will be distributed and, if distributed, will return the investment or make a profit. To achieve the goal of producing profitable low-budget, feature films, we plan to be selective in our choice of screenplays that we decide to produce, exercise a high degree of control over the cost of production, and work with potential distributors on a viable and cost-effective distribution and marketing plan for our films.

The production of feature films does not require the ownership of expensive equipment. We believe that all the necessary equipment needed to engage in every aspect of the film production process can be rented or borrowed for the period in which it is needed. We believe that many production companies follow this operating procedure and we plan to rent or borrow the needed equipment in our anticipated film productions.

Since September 10, 2009 (our inception) to March 31, 2011, we have not generated any revenues and have a net loss of $(148,331). We anticipate generating revenues within the first twelve months after we have secured separate financing for our first film project. We believe that we have sufficient working capital to continue our operations for the next 12 months without the need to seek additional financing. Our Selling Security Holders are offering for sale, 1,485,000 shares of common stock at an offering price of $0.20 per share. We currently have two officers and a sole director. These individuals allocate time and personal resources to us on a part-time basis and devote approximately 10 hours per week to us. One of our shareholders, who is neither an officer or director and who owns less than 10% of our common stock, has advanced $12,000 as an interest-free demand loan and has orally agreed to defer payment until we are financially able to repay it.

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As of the date of this Prospectus, we have 16,485,000 shares of no par value common stock issued and outstanding, which is owned by 29 shareholders. We do not have any shares of preferred stock issued and outstanding. The aggregate market value of our common stock based on the offering price of $0.20 per share is $3,297,000. Our stockholders’ equity as of our most recent audit is $14,847 and, as of March 31, 2011, is $1.669.

THE OFFERING

We have 16,485,000 shares of common stock issued and outstanding and are registering 1,485,000 of these shares on behalf of 25 certain individuals (“Selling Security Holders”) named under Selling Security Holders within this registration statement. The Selling Security Holders may endeavor to sell all 1,485,000 shares of their common stock after this registration becomes effective. The price at which the Selling Security Holders offer their shares is fixed at $0.20 per share for the duration of the offering. We will not receive any proceeds from the sale of the common stock by the Selling Security Holders. This is a fixed price at which the Selling Security Holders may sell their shares until our common stock is quoted on the OTCBB, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being offered by the Selling Security Holders, common stock, no par value:	1,485,000 shares of common stock, no par value issued to investors in a private placement.
Offering Price per Share by the Selling Security Holders:	$0.20 per share if and when the Selling Security Holders sell the shares of common stock.
Offering Period:

The offering will conclude when all 1,485,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for an additional 180 days.

Number of Shares Outstanding Before the Offering:	16,485,000 common shares are currently issued and outstanding. 1,485,000 of the issued and outstanding common shares are being offered for sale under this prospectus by the Selling Security Holders.
Minimum number of shares to be sold in this Offering:	None.
Use of Proceeds:

We will not receive any of the proceeds from the sale of the common stock of the Selling Security Holders. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, were approximately $40,000.

Termination of the Offering:

The offering will conclude when all 1,485,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  We may, at our discretion, extend the offering for an additional 180 days.

Terms of the Offering:	The Selling Security Holders will sell the common stock offered in this prospectus upon the approval of this registration statement.
Trading Market:

None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of the common stock in the OTCBB; however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

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The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

 SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	March 31, 2011	December 31, 2010	December 31, 2009
	(unaudited)
Current assets	$281	$11,977	$21,771
Total assets	$4,169	$16,342	$21,771

Current liabilities	$2,500	$1,495	$9,500
Total liabilities	$2,500	$1,495	$9,500
Shareholders’ equity	$1,669	$14,847	$12,271

Operating Data:	For the three months ended March 31, 2011	For the year ending December 31, 2010	September 10, 2009 (Inception) through December 31, 2009
	(unaudited)
Revenues	$-	$-	$-
Operating expenses	$13,177	$75,425	$59,729
Net loss	$(13,177)	$(75,425)	$(59,729)
Net loss per share per common share – basic and diluted	$(0.001)	$(0.005)	$(0.005)
Weighted average number of shares outstanding – basic and diluted	16,354,267	16,354,267	12,828,750

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As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We had no operations and our accountants have issued us a "going concern" opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations and will independently seek additional financing. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the entertainment industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

Since we are a development stage enterprise, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We are a newly organized development stage enterprise that was incorporated in September 2009 and we have not realized revenues. We have no operating history upon which an evaluation of our future prospects can be made. From our inception on September 10, 2009 to December 31, 2010, we have incurred a net loss of $(135,154). Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the entertainment and film production industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure screenplays, attract talent and produce feature films. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

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Our auditor's report on our December 31, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements - Auditors Report."

Because we have been issued an opinion by our auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for us to attract investors. We incurred a $(135,154) net loss for the period from inception to December 31, 2010 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our films. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Our officers and directors have limited experience in the motion picture industry, which could prevent us from successfully implementing our business plan, and impede our ability to earn revenue.

Our officers and directors have limited practical experience in the motion picture industry. Our president has only produced one commercial film. Our management's lack of experience could hinder their ability to successfully develop screenplays that will result in commercially successful films, or to secure production financing. It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue. Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Michael F. Matondi, III, our president, and Gary L. Blum, chief executive officer and sole director. The loss of our officers and sole director, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They have been, and continue to expect to be able to commit approximately 10 hours per week of their time, to the development of our business plan in the next six months. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to develop our business plan resulting in the business failure.

We do not maintain key person life insurance on our officers and sole director.

If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of December 31, 2010, we had $11,977 of cash on hand and total assets of $16,342 and, as of March 31, 2011, we had $281 in cash on hand and $4,169 in total assets. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the films or projects that we may desire to produce could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing or film financing. We anticipate our revenues to be derived from the sale of our film projects, which could be suffer if distributors and/or film companies are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing for our film projects. If the domestic and/or international economy were to continue to weaken, the demand for any film projects we may desire to produce could decline, which could have a material adverse effect on our operating results and stock price.

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In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We may be unable to adequately protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our products and any intellectual property that we may develop in the future. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

If our films are not commercially successful and/or do not generate revenues, our business would fail.

Producing films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film. It is impossible to predict the success of any film before the production starts. The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

·   Public taste, which is always subject to change;

·   The quantity and popularity of other films and leisure activities to the public at the time of our release;

·   The competition for exhibition at the movie theaters, through video retailers, on cable television and through other forms of distribution; and

·   The fact that all films are distributed in all media.

For any of these reasons, the films that we produce may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

Our films might be more expensive to make than we anticipate.

We expect that future financing that we may obtain will provide the capital required to produce our films. Expenses associated with producing the films could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of talent and other personnel working on the films or in the number of personnel required to work on the films, or because of problems or difficulties with technology and equipment used in our production. In addition, unexpected circumstances sometimes cause production to exceed budget.

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Competition in the entertainment industry is strong.  If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing storylines. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to secure distribution for our films, our business will suffer and likely fail.

Because we lack the resources to distribute our films ourselves, we plan to enter into arrangements with established distributors. As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production. In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives, such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether. We cannot provide any assurance that we will be able to secure an independent distributor, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenue.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The motion picture industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, and payment for services and payment for creative talent. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Federal and state governments may regulate the films that we produce. Our ability to cost effectively produce our film projects could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

There are significant potential conflicts of interest.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

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Because we have nominal assets and no significant revenue, we may be considered a shell company and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our audited balance sheet reflects that we have $11,977 cash and minimal assets and, therefore, we may be defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminate to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

·   pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

·   provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

·   provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

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Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Having only one director limits our ability to establish effective independent corporation governance procedures and increases his control.

We have only one director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have one director, he has significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our sole director performs these functions and is not an independent director. Thus, there is a potential conflict in that sole director is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We will rely upon consultants for web-development and the consultant may not complete the work within the set framework that is necessary to promote and recruit personnel effectively.

We are also heavily dependent on the web consultant to expand our website. If the consultant does not fulfill his duties, we may not be able to find another consultant with specific expertise to expand our website.

We currently have a website that will help us attract screenplays and story concepts. It is a basic website at www.thunderclapinc.com; however, functionality for our intended use is limited. We intend to use the website as a promotional and recruiting tool for potential industry professionals as well as a tool for recruiting young screenwriters. We intend to further develop our website in the next 45 – 60 days. If our website is not further developed, we may not be able to adequately access the pool of writing talent we will need to produce commercially viable motion pictures.

RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The $0.20 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage enterprise, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on September 10, 2009. We have no demonstrable operations record, on which you can evaluate our business and prospects. We have yet to commence planned operations. As of the date of this prospectus, we have had only limited start-up operations and generated no revenues. We cannot guarantee that we will be successful in accomplishing our objectives. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

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Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Currently, there is no established public market for our securities, and there can be no assurance that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)   any market for our shares will develop;

(ii)   the prices at which our common stock will trade; or

(iii)   the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

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Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

·   the basis on which the broker or dealer made the suitability determination, and

·   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·   Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

·   Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·   "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

·   Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

·   Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Donald P. Hateley, our legal counsel, owns 13,000,000 common shares representing 78% of the outstanding common stock and our officers and sole director hold approximately 7.5% of our outstanding common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing managements ability to maintain control of us.

Our sole director has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and directors.

Our Articles of Incorporation at Article IV provide for indemnification as follows: “The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.”

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (16,485,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are note subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our sole director is not an independent director, we do not currently have independent audit or compensation committees. As a result, this sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities being registered pursuant to this registration statement on behalf of the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.20 per share. This price is significantly greater than the price paid by our officers and director and founders for common equity since our inception on September 10, 2009. Our officers and director and founders received shares valued at $0.0001 per share, a difference of $0.1999 per share lower than the share price in this offering, for services rendered.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our Selling Security Holders.

SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by 25 of our shareholders, which consist of the Selling Security Holders listed below. The Selling Security Holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

To date, we have not taken any steps to list our common stock on any public exchange.  We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the Selling Security Holders will be limited to selling the shares at $0.20 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the OTCBB or an exchange.

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The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. Other than Mark Salter, who is an underwriter, we are not aware of any Selling Security Holders being a broker-dealer or being affiliated with a broker-dealer. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

NOTE: As of the date of this prospectus, our officers and sole director, Gary L. Blum, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary; and Michael F. Matondi, III, President, own 1,000,000 and 250,000 common shares, respectively, which are subject to Rule 144 restrictions.  There are currently 29 shareholders of our common stock.

We base the percentages determined in these calculations upon the 16,485,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
Sherry M. Goggin 11946 Hartsook St. Valley Village, CA 91306	750,000	4.55	500,000	250,000	1.52
Dave Poltl 14 Castletree Rancho Santa Margarita, CA 92688	60,000	0.36	60,000	0	0.00
John Mackay 26211 Via Oceano Mission Viejo, CA 92691	25,000	0.15	25,000	0	0.00
Darren Marold 6400 Crescent Park E, #222 Playa Vista, CA 90094	30,000	0.18	30,000	0	0.00
Jason Hayes 3129 Helms Ave. Los Angeles, CA 90034	30,000	0.18	30,000	0	0.00
James Parisi 27742 Torija Mission Viejo, CA 92691	25,000	0.15	25,000	0	0.00
SirisatKhalsa 672 Ivy St. San Francisco, CA 94102	30,000	0.18	30,000	0	0.00
Henri Mazari 2100 Marshallfield Lane Redondo Beach, CA 90278	30,000	0.18	30,000	0	0.00
Albert Sarkis 426 Vine Street Glendale, CA 91204	30,000	0.18	30,000	0	0.0
Joseph Bradley 80 Hickory Road Braintree, MA 02184	150,000	0.91	150,000	0	0.00
Marie Bradley 38 Tower Ave. S. Weymouth, MA 02190	150,000	0.91	150,000	0	0.00
Edna Antouri 5530 Vantage Ave. Valley Village, CA 91607	25,000	0.15	25,000	0	0.00
Joseph Antouri 5530 Vantage Ave. Valley Village, CA 91607	25,000	0.15	25,000	0	0.00
Robert Levitan 943 S. Sycamore Los Angeles, CA 90036	10,000	0.06	10,000	0	0.00
Chris Amico 306 Leonard St., #H2 Brooklyn, NY 11211	30,000	0.18	30,000	0	0.00
Stephen Zawadzkas 306 Leonard St., #J1 Brooklyn, NY 11211	80,000	0.49	80,000	0	0.00
Brian Tattrie 24 Heather Lane Manchester, CT 06040	10,000	0.06	10,000	0	0.00
Karen Hofmann 1424 Orchard Rd. Mountainside, NJ 07092	10,000	0.06	10,000	0	0.00
Matt Hofmann 1424 Orchard Rd. Mountainside, NJ 07092	10,000	0.06	10,000	0	0.00
Lisa Matondi 7 Central St. Brookfield, MA 01506	10,000	0.06	10,000	0	0.00
Christopher Merow 7 Central St. Brookfield, MA 01506	10,000	0.06	10,000	0	0.00
Michael Matondi, Jr. 23 Westcott Rd. Hopedale, MA 01747	5,000	0/03	5,000	0	0.00
Michael Matondi, Sr. 26 Pine St. Medway, MA 02053	10,000	0.06	10,000	0	0.00
Joseph Parisi 5340 W. 122nd St. Hawthorne, CA 90250	10,000	0.06	10,000	0	0.00
Mark Salter 1836 Parnell Ave., #202 Los Angeles, CA 90025	180,000	1.09	180,000	0	0.00
	1,735,000	10.52%	1,485,000	250,000	1.52%

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(1)   Based on 16,485,000 common shares outstanding prior to the primary offering

(2)   Sole director

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 25 Selling Security Holders are hereby registering 1,485,000 common shares. The price per share is $0.20 and will remain so unless and until the shares are quoted on the OTCBB or an exchange.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange.

The shares owned by all of our shareholders, which includes the Selling Security Holders and our officers, director and founders, were acquired in two issuances.  On September 15, 2009, we issued 15,000,000 shares of its common stock, no par value, to our officers, director and founders at $0.0001 per share, in consideration of services rendered by them to us valued by our director at $1,500. From September 29, 2009 to April 9, 2010, we issued a total of 1,485,000 common shares for cash consideration of $148,500, or $0.10 per share, which was accounted for as a purchase of common stock.

In the event the Selling Security Holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the Selling Security Holders.

None of the Selling Security Holders have either (1) had a material relationship with us, other than as a shareholder as noted above, at any time since inception (September 10, 2009) or (2) ever been an officer or director of us.

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PLAN OF DISTRIBUTION

We are registering 1,485,000 shares of common stock for possible resale at the price of $0.20 per share. The percentage of the total outstanding common stock being offered by the Selling Security Holders is approximately 9.0% based upon the 16,485,000 common shares that are issued and outstanding as of the date of this prospectus.  There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will not receive any proceeds from the sale of the shares by the Selling Security Holders. The price per share is $0.20 and will remain so unless and until the shares are quoted on the OTCBB or an exchange. The Selling Security Holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTCBB or an exchange. However, our common stock may never be quoted on the OTCBB or listed on any exchange.

If and when the common stock is quoted on the OTCBB or listed on an exchange, the Selling Security Holders’ shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the Selling Security Holders. Further, the Selling Security Holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents.  The shares sold by the Selling Security Holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and any underwriters. Mark Salter, one of the Selling Security Holders, is an underwriter. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

In the event that the Selling Security Holders enter into an agreement, after the effective date of this registration statement, to sell their shares through a broker-dealer that acts as an underwriter, we will file a post-effective amendment to this registration statement and file the agreement as an exhibit to the amended registration statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the registration statement.

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Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this registration statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the Selling Security Holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

(a)   the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the Selling Security Holders, and

(b)   any discounts, commissions, and other items constituting compensation from the Selling Security Holders, and

(c)   any discounts, commissions, or concessions allowed, realized or paid to dealers, and

(d)   the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a Selling Security Holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the Selling Security Holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We do not have an agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. We intend to contact market makers in the future to file an application with FINRA on our behalf. There can be no assurance that a market maker will agree to file an application or that if one agrees to file an application that its application will be accepted by FINRA. If a market maker agrees to file an application with FINRA, we cannot estimate the time period that the application will require to be approved by FINRA.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

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If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

·   the basis on which the broker or dealer made the suitability determination, and

·   that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of our registration statement, of which this Prospectus is a part, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the registration statement on Form S-1, of which this prospectus is a part. Nonetheless, even if we do not file a Form 8-A with the SEC, as of the effective date of our registration statement, we will become subject to certain Exchange Act obligations and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC at least through the end of the fiscal year in which our registration statement becomes effective. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing our Form 8-A with the SEC.

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We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

·   1% of the total number of our common shares then outstanding; or

·   The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

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Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1.   the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2.   the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.   the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4.   at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we may be classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our twenty nine stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC when we cease to be a “shell company;” (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

·   If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

·   If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

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However, no assurance can be given as to:

·   the likelihood of a market for our common shares developing,

·   the liquidity of any such market,

·   the ability of the shareholders to sell the shares, or

·   the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,”“expects,”“intends,”“plans,”“anticipates,”“estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited financial statements for the three months ended March 31, 2011 and our audited financial statements for the period from September 10, 2009 (inception) to December 31, 2010, together with notes thereto, which are included in this registration statement on Form S-1.

For the three months ended March 31, 2011

Results of Operations

Revenues. We had no revenues for the three months ended March 31, 2011. We hope to generate revenues as we continue operations and implement our business plan in 2011.

Operating Expenses. For the three months ended March 31, 2011, our total operating expenses were $13,177. Our operating expenses were comprised of general and administrative expenses of $5,785, professional and consulting fees of $4,315, rent expense of $2,600, and depreciation expense of $477.

Net Loss. For the three months ended March 31, 2011, our net loss was $(13,177).

Liquidity and Capital Resources. In 2011, we did not issue any shares for capital. In April 2011, one of our minority shareholders, who is neither an officer or director, and who owns less than 10% of our issued and outstanding common stock, loaned us $12,000 interest-free and has orally agreed to defer repayment until we are financial able to repay the loan. We intend to seek additional financing for our working capital, in the form of equity or debt, to provide us with the necessary capital to accomplish our plan of operation. There can be no assurance that we will be successful in our efforts to raise additional capital.

As of March 31, 2011, we had liabilities of $2,500, all of which were represented by accounts payable to a vendor. We had no other long-term liabilities, commitments or contingencies.

During 2011, we expect to incur accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

For the year ending December 31, 2010

Results of Operations

Revenues. We had no revenues for the year ending December 31, 2010. We hope to generate revenues as we continue operations and implement our business plan in 2011.

Operating Expenses. For the fiscal year ending December 31, 2010, our total operating expenses were $75,425. Our operating expenses were comprised of general and administrative expenses of $31,198, professional and consulting fees of $25,570, rent expense of $16,900, website development of $400 and depreciation expense of $1,357.

Net Loss. For the fiscal year ending December 31, 2010, our net loss was $(75,425).

Liquidity and Capital Resources. In 2010, we issued 780,000 shares of common stock to accredited investors at a price of $0.10 per share for $78,000. We used those proceeds to pay for operating expenses.

As of December 31, 2010, we had liabilities of $1,495, all of which were represented by accounts payable to a vendor. We had no other long-term liabilities, commitments or contingencies.

During 2011, we expect to incur accounting costs associated with the audit of our financial statements. We expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

For the period from September 10, 2009 (inception) to December 31, 2009

Results of Operations

Revenues. We had no revenues for the period from September 10, 2009 (inception) to December 31, 2009. We hope to generate revenues as we continue operations and implement our business plan.

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Operating Expenses. For the period from September 10, 2009 (inception) to December 31, 2009, our total operating expenses were $59,729. Our operating expenses were comprises of general and administrative expenses of $3,194, professional and consulting fees of $51,885, rent expense of $2,600, stock-based compensation of $1,500 and website development of $550.

Net Loss. For the period from September 10, 2009 (inception) to December 31, 2009, our net loss was $(59,729).

Liquidity and Capital Resources. In 2009, we issued 755,000 shares of common stock to accredited investors at a price of $0.10 per share for $75,500. We used those proceeds to pay for operating expenses.

As of December 31, 2009, we had liabilities of $9,500, all of which were represented by accounts payable to vendors. We had no other long-term liabilities, commitments or contingencies.

Plan of Operation

Our business strategy is to continue to develop and expand our website (www.thunderclapinc.com) and have it operational by no later than the end of the third quarter of 2011 whereby individuals will be able to submit their screenplays, treatments and other projects on the site. Theses submissions will be available for public to view and critique. By the fourth quarter of 2011, we hope to have multiple submissions of screenplays, treatments and other entertainment related projects and intend to continue with this method of seeking product from writers and others. We will evaluate the submissions and may commission a screenplay based on books and other ideas that we review. We intend to exclusively own all right title and interest in and to the underlying screenplay and any film derived from it.

The number of screenplays to which we will be able to secure production rights during the development stage will depend upon the success of securing financing for each project. We plan to develop at least one screenplay based on the submissions we anticipate being uploaded to our website. There are currently no agreements in place between any funding sources and us for the production of any submissions. There can be no guarantee we will have enough funds to secure the rights of any screenplay in the future.

We intend to implement the following tasks within the next twelve months:

Website: (Estimated cost to complete $1,000). Developing a website is critical to reaching prospective screenwriters as well as industry professionals. Our enhanced website, www.thunderclapinc.com, will be designed generate interest in our production concept as well as attracting new writing talent. As of the date of this prospectus we anticipate completion of the website within 45-60 days.

Secure Rights to Screenplay: (Estimated cost $10,000). We estimate it will take approximately six to twelve months after the website is operational to secure the rights to a screenplay. We will attempt to acquire any screenplay rights with the issuance of our common stock to the writer.

Pre-Production Business Plan: (Estimated cost - None). Our officers and sole director will complete this without compensation. Once we complete the above tasks, we estimate completing a pre-production business plan within 30-45 days. This pre-production business plan together with the preliminary screenplay, budget, shooting schedule, production board and any talent commitment will be presented to prospective directors, actors, investors and/or financiers by our management.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise additional proceeds above the minimum ($10,000) that may be needed to secure the screenplay, those funds would be allocated as follows:

Retain Screen Writer: (Estimated cost $10,000). After a screenplay has been secured, we estimate an additional three months thereafter would be required to secure a screenwriter. We intend to pay for this expense from the funding source for the production.

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Completion of Screenplay: (Estimated cost $10,000). We believe the screenplay can be finalized within three months.

Secure Director, Actor(s) and Supporting Cast for Film Production: (Estimated cost $75,000- $125,000; this fee may be secured with issuance of the Company’s common stock – however, management cannot predict at this time if its common stock will be attractive to secure the above personnel). We believe this can be completed within 30-45 days after the screenplay has been written.

The following steps would require additional financing from a third party source or from the issuance of our common stock in the future. We believe if we are able to complete the above goals we would be in a position to obtain additional financing to complete the below tasks within the specified timeframe; however, there can be no guarantee or assurance that we will be successful in completing any of the above described tasks.

Secure Financing: We cannot provide any estimated cost for the financing aspect of the film, as there are multiple variables to financing the film. See “Financing Strategy” in the Description of Business section set forth below. We anticipate that we will be in discussions regarding the financing of a film, with various potential investors and/or participants, as soon as we identify a viable screenplay.

Film/Production: We plan to focus its business on the development and production of commercial feature-length motion pictures having budgets of up to $2 million. Estimated time to complete filming and production is estimated at nine to twelve months.

Secure Distribution Agreements: (Estimated cost $2,500). Upon completion of the film/production process we plan to seek and secure distribution agreements.

Our management does not anticipate the need to hire additional full or part- time employees over the next six (6) months, as the services provided by our officers and director appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize will be considered independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research costs in the next twelve months; we currently do not own any significant plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on our financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on our financial statements, but did eliminate all references to pre-codification standards.

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We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

BUSINESS

We were incorporated under the laws of the State of California on September 10, 2009 with fiscal year end in December 31. We are a development stage enterprise that seeks to become an independent film production company, to develop and produce low-budget, independent feature films under $2,000,000. Since beginning operations in September 2009, we have not developed or produced any films and we have accumulated losses in the amount of ($135,154) as of December 31, 2010. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations to any significant measure. As of the date of this registration statement, we have had only limited start-up operations and have not generated any revenues. We will not be profitable until we derive sufficient revenues and cash flows from the development, production and sale of film projects. Our chief executive officer and sole director, Gary L. Blum, and our president, Michael F. Matondi, III, are our only employees. Mr. Blum and Mr. Matondi will devote at least ten hours per week to us but may increase the number of hours as necessary.

In September 2009, the Company issued 1,000,000 shares of common stock to its officer and sole director, Gary L. Blum. The Company issued this stock to Mr. Blum in exchange for $100 of services rendered to the Company in its formation at a price of $0.0001 per share. In addition, the Company issued 250,000 shares of common stock to its president, Michael F. Matondi, in exchange for $25 of services rendered in its formation at a price of $0.0001 per share.

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In September 2009, the Company issued 13,000,000 common shares to Donald P. Hateley, its founder and legal counsel, for services rendered in its formation and organization valued at $1,300 or $0.0001 per share and 500,000 common shares to Alena V. Borisova for services rendered in its formation and organization valued at $50 or $0.0001 per share and 250,000 common shares to Sherry Goggin for services rendered in its formation and organization valued at $25 or $0.0001 per share.

From September 29, 2009 to December 31, 2009, the Company issued 705,000 shares at a price of $0.10 per share for $70,500 to individuals in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

From January 1, 2010 to April 9, 2010, the Company issued 780,000 common shares at a price of $0.10 per share for $78,000 to individuals in a transaction that is exempt from the registration requirements of the Act in reliance on Section 4(2) of the Act.

We have not yet begun any entertainment projects. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and continuing losses raise substantial doubt about its ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up and development activities, which include:

1.   Formation of the Company;

2.   Development of our business plan;

3.   Evaluating various entertainment properties;

4.   Research on marketing channels/strategies for entertainment properties;

5.   Secured our website domain www.thunderclapinc.com and developed our online website; and

6.   Research on books that can be developed into film projects.

In 2011, we plan to focus our business operations on the development and production of commercial feature-length low-budget motion pictures having budgets of up to $2 million dollars. We plan to utilize our website to solicit projects from writers, directors, producers and agents. We anticipate promoting these film properties by assembling a business plan for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and identification of recognizable actor(s) or director(s) for the film. We plan to offer grants of our stock or options to acquire our stock in order to secure actor(s) and/directors participation in the films. There can be no assurance that actors and/or directors in exchange for their participation in a film will ever consider our stock.

We intend to rent the equipment necessary to produce our films. Such rentals and temporary equipment are accounted for in the budget of each film in what are called the "below the line" costs that are directly charged to the production or the cost of "manufacturing" the film.  We plan to rent whatever equipment is needed for the shortest period of time and to coordinate its use to avoid idle time.

Essential to our success will be the production of high quality action films having budgets of $2-million or less that have the potential to be profitable.  We believe the low budgets within which we intend to operate will serve the dual purpose of being low enough to limit our downside exposure and high enough to pay for a feature film with accomplished actors or directors that appeal to the major markets. It will be critical to our success that our budgets remain small enough so that a large percentage of our capital is not put at risk.  In order to produce quality motion pictures for relatively modest budgets, we must avoid high overhead caused by large staff, interest charges, substantial fixed assets, and investment in a large number of projects that are never produced.  We believe that by maintaining a smaller, more flexible staff, with fewer established organizational restrictions we can further reduce costs through better time management.  There can be no assurance provided that we will be successful in coordinating all the components required to produce a high quality low budget film in the future.  If we are not able to successfully produce a quality film in the future any investment made into us would be lost in its entirety.

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We intend to be very selective when choosing literary properties to develop. They must have a rating of PG, PG-13 or R, and should be within the genres of suspense, horror, action drama or comedy action.  We intend to select screenplays that will not require a lot of main characters or minor characters.  We intend to select scripts that will not require more than 50 extras throughout the entire production or more than 20 extras in any single scene.  We anticipate that the stories will take place between 25-35 different locations but we intend to limit production to no more than 5-10 physical locations.  We do not intend to consider any scripts that will require more than two special effects scenes, location scenes involving talent, staff or crew travel or per diems, futuristic or period sets, props or wardrobe.

At this time we cannot provide any assurance that we will ever be able to produce a high quality action film in the future.

Financing Strategy

We will not be able to produce a feature film on our own with additional outside financing in order to produce a film.  Primary responsibility for the overall planning, financing and production of each motion picture will rest with our management. For each motion picture we plan to employ an independent film director who will be responsible for, or involved with, many of the creative elements, such as direction, photography, and editing.  All decisions will be subject to budgetary restrictions and our business control, although we will permit an independent director to retain reasonable artistic control of the project, consistent with its completion within strict budget guidelines and the commercial requirements of the picture.  We cannot provide any guarantee that we will be able to ever employ a competent independent film director in the future to manage our anticipated films. We intend to assemble a film package, which we define as a script, budget, a business plan that outlines a plan for producing the film and identifies a producer.

Whenever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle.  Once a film package has been assembled, there are various methods of obtaining the funds needed to complete the production of a motion picture.  Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer.  Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner. We may also obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment.  We may, at management’s discretion, sell shares of our capital stock or exchange shares for services, to finance the production of films.

By virtue of using Canada as our primary shooting location, we may be able to obtain financial support from the Canadian federal and provincial governments.  By filming in Canada, we expect to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits.  These tax credits will enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget.  Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures.  We may also be able to access foreign government financing through international co-productions with treaty countries.

We may use any one or a combination of these or other techniques to finance our films. We anticipate that any financing method will permit us to maintain control over the production. There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

Distribution Arrangements

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company. We have not as yet negotiated any distribution agreements.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a jurisdiction-by-jurisdiction basis throughout the rest of the world and to market television and other uses separately.  In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

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To the extent that we may engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

Competition

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment.  The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets.  These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.  All of our competitors will likely be organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our success will depend on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support. Consequently, we may not be able to complete a motion picture.

In order to be competitive, we intend to create independent motion pictures that may appeal to a wide range of public taste both in the United States and abroad.  Moreover, by producing our films in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at competitive pricing.   Investors must be aware that at this time we have not produced any film and may not ever be successful in doing so in the future.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem.  The motion picture industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office.  Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both the United States, and Canada, these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

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Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors.  Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation.  Moral rights cannot be sold or transferred, but they can be waived.  We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

Censorship

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain jurisdictions and media.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail.

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We will use non-unionized talent whenever possible to reduce our costs of production.  Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

Status Of Any Publicity Announced New Products And Services

We currently have no new publicly announced products or services.

Our Website

Our website is located at www.thunderclapinc.com and provides a description of our company along with our contact information including our address, telephone number and e-mail address.

Dependence On Customers

The production of films is diverse so we will never be dependent on one source for our scripts or production needs.

Trademarks And Patents

We do not have any registered trademarks or patents; however, we may file for trademark protection in the future should our sole director deem it necessary.

Need For Any Government Approval Of Principal Products Or Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in California and the United States.

Research And Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and sole director who devote their time as needed to our business and expect to devote 10 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. We do not have a written lease with the landlord and, until March 31, 2011, rented space on a month-to-month basis. As of April 1, 2011, our legal counsel and majority shareholder has agreed to provide us with office space for no cost. We believe that the value of this space is approximately $800 per month. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

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Our fiscal year end is December 31.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director serves until his successor is elected and qualified. Our director elects our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
Gary L. Blum	70	Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary

Michael F. Matondi, III	36	President

The persons named above have held their offices/positions since September 15, 2009 and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Gary L. Blum, Chairman, Chief Executive Officer, Chief Financial Officer and Secretary

Gary L. Blum is our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary and has served in that capacity since September 15, 2009. Mr. Blum is also a practicing attorney since 1986 with the Law Offices of Gary L. Blum where his focus is advising a wide variety of closely held private companies as well as public companies in the area of business, corporate, securities and entertainment law. Mr. Blum’s practice areas include: private and public offerings, mergers and acquisitions, SEC and FINRA compliance, stock option and other compensation plans, general corporate and securities law, entertainment and real estate. Mr. Blum has substantial experience in sophisticated business planning and advising clients in connection with the purchase and sale of businesses and has served as a director for many private and publicly traded companies. Mr. Blum’s particular focus and expertise is advising over-the-counter bulletin board and pink sheet companies with all legal considerations. He also has extensive experience in the field of entertainment, having been counsel for the production and financing of over fifty motion pictures. In his capacity as production counsel, Mr. Blum participated in various aspects of film production including, but not limited to, negotiating talent agreements, distribution agreements, production and financing agreements, script review and development and preparing the documentation for delivery of completed films. Mr. Blum has served as a director of Arrin Corporation, a public company, since December 2009 and is a director of Celpad, Inc. since August 2010. Prior to becoming an attorney, Mr. Blum was a tenured professor of philosophy at the University of Nebraska, Omaha. Mr. Blum received his B.S., Magna Cum Laude, in Mathematics from Loras College in 1962; M.A. in Philosophy from the University of Notre Dame in 1966 and his J.D. and M.B.A. degrees from the University of Southern California Gould School of Law and Marshall School of Business, respectively, in 1978. He has been a member of the California State Bar since 1979.

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Mr. Michael F. Matondi, III, President

Michael F. Matondi, III, is our President and has served in this capacity since September 15, 2009. From January 2005 to September 2009, Mr. Matondi was a member and a producer at Broken Sky Films, LLC. In his capacity as a producer, Mr. Matondi produced the feature film Calvin Marshall, starring Steve Zahn, Alex Frost, Jeremy Sumpter, Jane Adams, Michelle Lombardo and Diedrich Bader. Calvin Marshall was released in 2010.

Prior to joining Broken Sky Films, Mr. Matondi worked with the Mark Cunningham Group consulting firm and also worked for Southern Wine and Spirits as a wine and spirit purveyor. Mr. Matondi also managed New England District Sales for JStar Brands / Planet 10.

Mr. Matondi graduated from the University of Massachusetts at Amherst in 1997 with a Bachelor of Arts degree in Communication with a minor in Spanish. He also studied acting at the Howard Fine Acting Studio and cinematography at Brooks Institute of Photography in Santa Barbara.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and only one director and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In September 30, 2009, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

·   honest and ethical conduct,

·   full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

·   compliance with applicable laws, rules and regulations,

·   the prompt reporting violation of the code, and

·   accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

Board of Directors

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Our sole director holds office until the completion of his term of office, which is not longer than one year, or until his successor(s) have been elected. Our sole director’s term of office expires on September 14, 2011. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

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We will reimburse all directors for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from September 10, 2009 (inception) to December 31, 2010, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
1Gary L. Blum CEO, CFO and Director	2010	-	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	100	100

	2010	-	-	-	-	-	-	-	-
2Michael F. Matondi, III, President	2009	-	-	-	-	-	-	25	25

We have no formal employment arrangement with Mr. Blum or Mr. Matondi at this time. Mr. Blum’s and Mr. Matondi’s compensation has not been fixed or based on any percentage calculations. Mr. Blum will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. Mr. Blum’s compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

(1) Mr. Blum received 1,000,000 shares of our common stock for organizational services, which we valued at $100. We do not intend on issuing any additional shares to Mr. Blum for organizational services or for his activities as a director.

(2) Mr. Matondi received 250,000 shares of our common stock for organizational services, which we valued at $25. We do not intend on issuing any additional shares to Mr. Matondi for his activities as our president.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2010.

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Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of December 31, 2010, we had 16,485,000 shares of common stock outstanding, which are held by 29 shareholders. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Donald P. Hateley	13,000,000	78.9%
Common Stock	Gary L. Blum	1,000,000	6.1%
Common Stock	Michael F. Matondi, III	250,000	1.5%
	All Officers and Directors as a Group (2 persons)	1,250,000	7.6

Donald P. Hateley, our legal counsel, will continue to own the majority of our common stock after the offering, regardless of the number of shares sold.  Since he will continue to control us after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Blum, our chairman, chief executive officer, chief financial officer and secretary, and Mr. Matondi, III, our president.

Our office and mailing address is 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. Mr. Hateley, our legal counsel, shares office space with us. Mr. Hateley incurred no incremental cost as a result of using our space through March 31, 2011. Therefore, we did not charge him for his use. There is no written lease agreement. The approximate dollar value of Mr. Hateley’s use of the space was $300 per month. Effective April 1, 2011, Mr. Hateley has agreed to provide us with office space at no cost to us and therefore we will not incur any rent expense. We estimate that the approximate value of the space he is providing to be $800 per month and there is no written lease agreement for our use of this space, which he provides to us on a month-to-month basis.

On September 15, 2009, we issued 1,000,000 shares of our common stock to Gary L. Blum, our chief executive officer, chief financial officer, secretary and sole director and 250,000 shares of our common stock to Michael F. Matondi, III, our president. These shares were issued in exchange for services valued at $100 and $25, respectively or $0.0001 per share. On September 15, 2009, we issued 13,000,000 shares of our common stock to Donald P. Hateley, our founder and legal counsel. These shares were issued in exchange for services valued at $1,300, or $0.0001 per share.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

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There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

·   disclose such transactions in prospectuses where required;

·   disclose in any and all filings with the Securities and Exchange Commission, where required;

·   obtain disinterested directors’ consent; and

·   obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of California on September 10, 2009. We are authorized to issue 50,000,000 shares of common stock, no par value per share. We are authorized to issue 10,000,000 shares of preferred stock in series as fixed by our sole director. As of the date of this prospectus, there are no preferred shares outstanding.

Common Stock

Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock with no par value per share. As of the date of this registration statement, there are 16,485,000 shares of our common stock issued and outstanding held by 29 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

·   have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

·   are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

·   do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

·   are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Cumulative Voting

Holders of our common stock have cumulative voting rights as Section 708 of the California Corporations Code provides for cumulative voting for the election of directors and the express provisions of Section 708 will govern the election of directors.

Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast the total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. However, a shareholder may not cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the Annual Meeting and prior to the voting of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders (including those voting by proxy) may then cumulate their votes. The candidates receiving the highest number of votes up to the number of directors to be elected will be elected. To the extent our bylaws may be interpreted to conflict with cumulative voting rights, the provisions of Section 708 will govern and our shareholders will have cumulative voting rights.

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We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock in series as fixed by our sole director with no par value per share. As of the date of this prospectus, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the sole director may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be Pacific Stock Trust and Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119, having a telephone number of (702) 361-3033.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the year ended December 31, 2010 and 2009 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from September 10, 2009 (inception) to December 31, 2010, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Stan J.H. Lee, CPA, P.O. Box 436402, San Ysidro, CA 92143-6402 given on the authority of such firm as experts in accounting and auditing.

Hateley &Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering. Donald P. Hateley, dba Hateley &Hampton, is our majority shareholder.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of California law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

Our auditors are the firm of Stan J.H. Lee, CPA operating from their offices located at 2160 North Central Road, Suite 203, Fort Lee, NJ 07024. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold by our Selling Security Holders in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we have plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Thunderclap Entertainment, Inc.

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Tel: (310) 752-7773

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THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

AND FOR THE PERIOD FROM SEPTEMBER 10, 2009

(DATE OF INCEPTION) TO DECEMBER 31, 2010

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Stan J.H. Lee, CPA

2160 North Central Rd. Suite 203 tFort Lee tNJ 07024

P.O. Box 436402 tSan Diego tCA 92143-9402

619-623-7799 tFax 619-564-3408 tE-mail:stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

 THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

We have audited the accompanying balance sheet of THUNDERCLAP ENTERTAINMENT, INC. (A Development Stage Enterprise) as of December 31, 2010 and 2009 and the related statements of operation, changes in shareholders’ deficit and cash flows for the period from September 10, 2009 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THUNDERCLAP ENTERTAINMENT, INC. (A Development Stage Enterprise) as of December 31, 2010 and 2009 and the results of its operation and its cash flows for the period from September 10, 2009 (inception) to December 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company’s lack of business operations and continuing losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA

Fort Lee, NJ 07024

February 22, 2011

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Registered with the Public Company Accounting Oversight Board

Member of New Jersey Society of Certified Public Accountant

THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Balance Sheets

As of December 31,

	2010	2009
ASSETS
Current Assets
Cash	$11,977	$21,771
Total Current Assets	11,977	21,771

Furniture &Equipment, net accumulated depreciation of $1,357	5,722	-
Less: Accumulated Deprecation	(1,357)	-
Total Furniture &Equipment	4,365	-

TOTAL ASSETS	$16,342	$21,771

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts Payable	$1,495	$9,500
Total Current Liabilities	1,495	9,500

TOTAL LIABILITIES	1,495	9,500

STOCKHOLDERS' EQUITY
Common Stock; Authorized 50,000,000 common shares, no par, 16,485,000 and 15,075,000 issued and outstanding on December 31, 2010 and December 31, 2009, respectively	150,000	77,000
Common Stock Receivable	-	(5,000)
Total Common Stock	150,000	72,000
Deficit accumulated during the development stage	(135,153)	(59,729)
TOTAL STOCKHOLDERS' EQUITY	14,847	12,271
TOTAL LIABILITIES &STOCKHOLDERS' EQUITY	$16,342	$21,771

The accompanying notes are an integral part of these financial statements.

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THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Statement of Operations

For the Year Ended December 31, 2010 and for the

Period from September 10, 2009 (Inception) through December 31, 2009

	For the year ended December 31, 2010	September 10, 2009 (inception) through December 31, 2009	From September 10, 2009 (inception) to December 31, 2010
Expenses

General &Administrative Expenses	$31,198	$3,194	$34,392
Professional and Consulting Fees	25,570	51,885	77,455
Rent Expense	16,900	2,600	19,500
Stock-based Compensation	-	1,500	1,500
Website Development	400	550	950
Deprecation Expense	1,357	-	1,357

Total Expenses	$75,425	$59,729	$135,154

Net Loss for the Period	$(75,425)	$(59,729)	$(135,154)

Basic and diluted loss per common share	$(0.005)	$(0.005)

Weighted average number of common shares outstanding
Basic and diluted	16,354,167	12,828,750

See accompanying notes are an integral part of these financial statements.

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THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from September 10, 2009 (inception) through December 31, 2009 and

For the Year Ended December 31, 2010

				Deficit
			Additional	Accumulated
	Common Stock		Paid-in	during Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Balance at September 10, 2009 (Inception)	-	$-	$-	$-	$-

Founders' shares, issued for services rendered on September 15, 2009 at $0.0001 per share	15,000,000	1,500	-	-	1,500

Issuance of common stock for cash in 2009 at $0.10 per share	755,000	75,500	-	-	75,500

Common stock under subscription receivable	(50,000)	(5,000)	-	-	(5,000)

Net loss for the period	-	-	-	(59,729)	(59,729)

Balances, December 31, 2009	15,705,000	$72,000	$-	$(59,729)	$12,271

Issuance of common stock for cash in 2010 at $0.10 per share	780,000	78,000	-	-	78,000

Net loss for the period	-	-	-	(75,425)	(75,425)

Balances, December 31, 2010	16,485,000	$150,000	$-	$(135,154)	$14,846

The accompanying notes to are an integral part of these financial statements.

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THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Statements of Cash Flow

For the Year Ended December 31, 2010 and

For the Period from September 10, 2009 (inception) through December 31, 2010

	For the year ended December 31, 2010	For the period from September 10, 2009 (Inception) to December 31, 2009	Cumulative from September 10, 2009 (Inception) to December 31, 2010
OPERATING ACTIVITIES
Net Loss	$(75,425)	$(59,729)	$(135,153)
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Stock based compensation	-	1,500	1,500
Accounts Payable	(8,005)	9,500	1,495
Net cash used by Operating Activities	(83,430)	(48,729)	(132,158)
INVESTING ACTIVITIES
Furniture &Equipment	(5,722)	-	(5,722)
Accumulated Depreciation	1,357	-	1,357
Net cash used for Investing Activities	(4,365)	-	(4,365)
FINANCING ACTIVITIES
Common Stock	73,000	77,000	150,000
Common Stock Receivable	5,000	(5,000)	-
Stock based compensation	-	(1,500)	(1,500)
Net cash provided by Financing Activities	78,000	70,500	148,500
Net cash increase (decrease) for period	(9,795)	21,771	11,977
Cash, at beginning	21,771	-	-

Cash, at end	$11,977	$21,771	$11,977

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$-	$1,500	$1,500

Supplemental cash flow information:
Cash paid of interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes to are an integral part of these financial statements.

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THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

December 31, 2010 and for the period from September 10, 2009 (inception) to December 31, 2010

NOTE 1 - NATURE OF BUSINESS

____________________________________________________________________________________________

The Company was incorporated under the laws of the state of California on September 10, 2009, under the name Thunderclap Entertainment, Inc. The Company has limited operations and is developing a business plan as a producer of low-budget motion pictures. To date, its business activities have been limited to organizational matters, research of film scripts and other entertainment products and raising capital. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

____________________________________________________________________________________________

Development Stage Enterprise

The Company is a development stage enterprise as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

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The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

No provision was made for Federal income tax.

Property and Equipment

Property and equipment are stated at cost and consist solely of computer equipment. Depreciation of computer equipment is computed on the straight-line basis over 3 years, the estimated useful life of the equipment.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets.

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method over the estimated useful lives of the equipment.

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Advertising Costs

Advertising and promotion costs are expensed as incurred. The Company has not incurred any such expenses since inception.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●   Level 1.                      Observable inputs such as quoted prices in active markets;

●   Level 2.                      Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●   Level 3.                      Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2010 and December 31, 2009. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2010 and December 31, 2009.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred.

56

Recent Accounting Pronouncements

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The adoption of this guidance did not have a material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In September 2009, the FASB issued ASC Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) ("ASC Update No. 2009-12"). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. Specifically, the update permits a reporting entity to measure the fair value of this type of investment on the basis of the net asset value per share of the investment (or its equivalent) if all or substantially all of the underlying investments used in the calculation of the net asset value is consistent with ASC 820. The update also requires additional disclosures by each major category of investment, including, but not limited to, fair value of underlying investments in the major category, significant investment strategies, redemption restrictions, and unfunded commitments related to investments in the major category.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05, “Measuring Liabilities at Fair Value,” (“ASU 2009-05”). ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance. The Company’s adoption of ASU 2009-05 did not have an effect on its disclosure of the fair value of its liabilities.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

57

In June 2009, FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) ("Statement No. 167"). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 ("FIN 46R") to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity's economic performance. This statement also enhances disclosures about a company's involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. Although Statement No. 167 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140 ("Statement No. 166"). Statement No. 166 revises FASB Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Extinguishment of Liabilities a replacement of FASB Statement 125 ("Statement No. 140") and requires additional disclosures about transfers of financial assets, including securitization transactions, and any continuing exposure to the risks related to transferred financial assets. It also eliminates the concept of a "qualifying special-purpose entity", changes the requirements for derecognizing financial assets, and enhances disclosure requirements. Statement No. 166 is effective prospectively, for annual periods beginning after November 15, 2009, and interim and annual periods thereafter. Although Statement No. 166 has not been incorporated into the Codification, in accordance with ASC 105, the standard shall remain authoritative until it is integrated. The Company does not expect the adoption of Statement No. 166 will have a material impact on its financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3–INCOME TAXES

____________________________________________________________________________________________

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period from September 10, 2009 (inception) through December 31, 2009 and for the twelve-months ended December 31, 2010 under FASB ASC 740.  As of December 31, 2010, the Company had a net operating loss carry forward of $135,154 that may be available to reduce future years’ taxable income through 2030.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of December 31, 2010
Deferred tax assets:
Net operating tax carry-forwards	$45,952

Gross deferred tax asset	45,952
Valuation allowance	(45,952)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

58

NOTE 4–NET OPERATING LOSSES

____________________________________________________________________________________________

As of December 31, 2010, the Company has a net operating loss carry-forward of approximately $ 135,154, which will expire 20 years from the date the loss was incurred.

NOTE 5–STOCKHOLDERS’ EQUITY

____________________________________________________________________________________________

The Company was formed with one class of common stock, no par value and is authorized to issue 50,000,000 common shares and 10,000,000 preferred shares. Voting rights are cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In September 2009, the Company issued 1,000,000 shares of common stock to its officer and sole director, Gary L. Blum. The Company issued this stock to Mr. Blum in exchange for $100 of services rendered to the Company in its formation at a price of $0.0001 per share. In addition, the Company issued 250,000 shares of common stock to its president, Michael F. Matondi, in exchange for $25 of services rendered in its formation at a price of $0.0001 per share.

In September 2009, the Company issued 13,000,000 common shares to Donald P. Hateley, its founder and legal counsel, for services rendered in its formation and organization valued at $1,300 or $0.0001 per share and 500,000 common shares to Alena V. Borisova for services rendered in its formation and organization valued at $50 or $0.0001 per share and 250,000 common shares to Sherry Goggin for services rendered in its formation and organization valued at $25 or $0.0001 per share.

From September 29, 2009 to December 31, 2009, the Company issued 705,000 shares at a price of $0.10 per share for $70,500 to individuals in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

From January 1, 2010 to April 9, 2010, the Company issued 780,000 common shares at a price of $0.10 per share for $78,000 to individuals in a transaction that is exempt from the registration requirements of the Act in reliance on Section 4(2) of the Act.

As of February 22, 2011, there are 16,485,000 shares of common stock outstanding.

NOTE 6–RELATED PARTY TRANSACTIONS

____________________________________________________________________________________________

The officers and sole director of the Company, as well as the Company’s majority shareholder and legal counsel, are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

59

NOTE 7–GOING CONCERN

____________________________________________________________________________________________

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the first and second quarters going forward. We cannot provide any assurance or guarantee that we will be able to generate revenues. Potential investors must be aware if we were unable to raise additional funds through the sale of our common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from September 10, 2009 (inception) to December 31, 2010 of $135,154. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 – PROPERTY

____________________________________________________________________________________________

The Company does not own any property. It currently leases an office from a third party at 201 Santa Monica Blvd., Suite 300, Santa Monica, California 90401-2224. Its principal shareholder and legal counsel also use this location. The Company leases the office, on a month-to-month basis at the rate of $1,300 per month. Its executive officer, Gary L. Blum, also works from this location and also maintains an office in Los Angeles, CA.

NOTE 9 – SUBSEQUENT EVENTS

____________________________________________________________________________________________

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2010 through February 22, 2011. During this period, the Company did not have any material recognizable subsequent events that required disclosure in these financial statements.

60

THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Balance Sheets

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Current Assets
Cash	$281	$11,977
Total Current Assets	281	11,977

Furniture &Equipment, net accumulated depreciation of $1,357	5,722	5,722
Less: Accumulated Deprecation	(1,834)	(1,357
Total Furniture &Equipment	3,888	4,365

TOTAL ASSETS	$4,169	$16,342

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities
Accounts Payable	$2,500	$1,495
Total Current Liabilities	2,500	1,495

TOTAL LIABILITIES	2,500	1,495

STOCKHOLDERS' EQUITY
Common Stock; Authorized 50,000,000 common shares, no par, 16,485,000 issued and outstanding on March 31, 2011 and December 31, 2010, respectively	150,000	150,000
Common Stock Receivable	-	-)
Total Common Stock	150,000	150,000
Deficit accumulated during the development stage	(148,331)	(135,153)
TOTAL STOCKHOLDERS' EQUITY	1,669	14,847
TOTAL LIABILITIES &STOCKHOLDERS' EQUITY	$4,169	$16,342

The accompanying notes are an integral part of these financial statements.

61

THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Statement of Operations

For the Three Months Ended March 31, 2011 and for

Period from September 10, 2009 (inception) through March 31, 2011

	For the three months ended March 31, 2011	For the period September 10, 2009 (inception) through March 31, 2011
Expenses

General &Administrative Expenses	$5,785	$39,998
Professional and Consulting Fees	4,315	81,949
Rent Expense	2,600	22,100
Stock-based Compensation	-	1,500
Website Development	-	950
Deprecation Expense	477	1,834

Total Expenses	$13,177	$148,331

Net Loss for the Period	$(13,177)	$(148,331))

Basic and diluted loss per common share	$(0.001)	$(0.009)

Weighted average number of common shares outstanding
Basic and diluted	16,354,167	16,354,167

See accompanying notes are an integral part of these financial statements.

62

THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from September 10, 2009 (inception) through December 31, 2009 and for the Year Ended December 31, 2010 (audited) and the Three Months Ended March 31, 2011 (unaudited)

				Deficit
			Additional	Accumulated
	Common Stock		Paid-in	during Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Balance at September 10, 2009 (Inception)	-	$-	$-	$-	$-

Founders' shares, issued for services rendered on September 15, 2009 at $0.0001 per share	15,000,000	1,500	-	-	1,500

Issuance of common stock for cash in 2009 at $0.10 per share	755,000	75,500	-	-	75,500

Common stock under subscription receivable	(50,000)	(5,000)	-	-	(5,000)

Net loss for the period	-	-	-	(59,729)	(59,729)

Balances, December 31, 2009	15,705,000	$72,000	$-	$(59,729)	$12,271

Issuance of common stock for cash in 2010 at $0.10 per share	780,000	78,000	-	-	78,000

Net loss for the period	-	-	-	(75,425)	(75,425)

Balances, December 31, 2010	16,485,000	$150,000	$-	$(135,154)	$14,846

Net loss for the three months ended March 31, 2011	-	-	-	(13,177)	(13,177)

Balances, March 31, 2011	16,485,000	$150,000	$-	$(148,331)	$1,669

The accompanying notes to are an integral part of these financial statements.

63

THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Enterprise)

Statements of Cash Flow

For the Three Months Ended March 31, 2011 and

For the Period from September 10, 2009 (inception) through March 31, 2011

	(unaudited)
	For the three months ended March 31, 2011	For the period from September 10, 2009 (Inception) to March 31, 2011
OPERATING ACTIVITIES
Net Loss	$(13,177)	$(148,331)
Adjustments to reconcile Net Income to net cash provided by (used for) operations:
Accumulated depreciation	476	1,834
Accounts Payable	1,005	2,500
Net cash used by Operating Activities	(11,696)	(143,997)

INVESTING ACTIVITIES
Furniture &Equipment	-	(5,722)
Net cash used for Investing Activities	-	(5,722)

FINANCING ACTIVITIES
Common Stock	-	150,000
Common Stock Receivable	-	-
Net cash provided by Financing Activities	-	150,000

Net cash increase (decrease) for period	(11,696)	281
Cash, at beginning	11,977	-

Cash, at end	$281	$281

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$-	$1,500

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes to are an integral part of these financial statements.

64

THUNDERCLAP ENTERTAINMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements (Unaudited)

March 31, 2011

NOTE 1 - UNAUDITED INFORMATION

The balance sheet of Thunderclap Entertainment, Inc. (the “Company”) as of March 31, 2011, and the statements of operations for the three-month period ended March 31, 2011, have not been audited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments), which are necessary to properly reflect the financial position of the Company as of March 31, 2011, and the results of operations for the three-months ended March 31, 2011.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading.  Interim period results are not necessarily indicative of the results to be achieved for an entire year.  These financial statements should be read in conjunction with the audited financial statements and notes to financial statements as of December 31, 2010 and calendar year then ended.

NOTE 2 - NATURE OF BUSINESS

____________________________________________________________________________________________

The Company was incorporated under the laws of the state of California on September 10, 2009, under the name Thunderclap Entertainment, Inc. The Company has limited operations and is developing a business plan as a producer of low-budget motion pictures. To date, its business activities have been limited to organizational matters, research of film scripts and raising capital. It is considered a development stage company and has not yet realized any revenues from its planned operations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

____________________________________________________________________________________________

Development Stage Enterprise

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced.  All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

65

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

No provision was made for Federal income tax.

Property and Equipment

Property and equipment are stated at cost and consist solely of computer equipment. Depreciation of computer equipment is computed on the straight-line basis over 3 years, the estimated useful life of the equipment.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets.

For the period ended March 31, 2011, we recognized $477 in depreciation expense on our equipment.

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method over the estimated useful lives of the equipment.

Advertising Costs

Advertising and promotion costs are expensed as incurred. The Company has not incurred any such expenses since inception.

66

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

  Level 1. Observable inputs such as quoted prices in active markets;

•                                 Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•                                 Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2010 and December 31, 2009. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the periods ended December 31, 2010 and December 31, 2009.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, we did not incur any such costs.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

67

NOTE 4–INCOME TAXES

____________________________________________________________________________________________

As of March 31, 2011, the Company had a net operating loss carry forward of $148,331 that may be available to reduce future years’ taxable income through 2030.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of March 31, 2011
Deferred tax assets:
Net operating tax carry-forwards	$51,916

Gross deferred tax asset	51,916
Valuation allowance	(51,916)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 5–NET OPERATING LOSSES

____________________________________________________________________________________________

As of March 31, 2011, the Company has a net operating loss carry-forward of approximately $148,331, which will expire 20 years from the date the loss was incurred.

NOTE 6–STOCKHOLDERS’ EQUITY

____________________________________________________________________________________________

The Company was formed with one class of common stock, no par value and is authorized to issue 50,000,000 common shares and no preferred shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In September 2009, the Company issued 500,000 shares of common stock to its officer and sole director, Gary L. Blum. The Company issued this stock to Mr. Blum in exchange for $50 of services rendered to the Company in its formation at a price of $0.0001 per share. In addition, the Company issued 250,000 shares of common stock to its president, Michael F. Matondi, in exchange for $25 of services rendered in its formation at a price of $0.0001 per share.

In September 2009, the Company issued 13,000,000 common shares to Donald P. Hateley, its founder and legal counsel, for services rendered in its formation and organization valued at $1,300 or $0.0001 per share and 1,000,000 common shares to Alena V. Borisova for services rendered in its formation and organization valued at $1,000 or $0.0001 per share and 250,000 common shares to Sherry Goggin for services rendered in its formation and organization valued at $250 or $0.0001 per share.

From September 29, 2009 to December 31, 2009, the Company issued 705,000 shares at a price of $0.10 per share for $70,500 to individuals in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act.

From January 1, 2010 to April 9, 2010, the Company issued 780,000 common shares at a price of $0.10 per share for $78,000 to individuals in a transaction that is exempt from the registration requirements of the Act in reliance on Section 4(2) of the Act.

As of March 31, 2011, there are 16,485,000 shares of common stock outstanding.

NOTE 7–RELATED PARTY TRANSACTIONS

____________________________________________________________________________________________

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company’s majority shareholder is its legal counsel. In April 2011, a shareholder advanced the Company $12,000 to fund working capital expenses. This advance is unsecured and does not carry an interest rate or repayment terms; however, the shareholder has orally agreed not to seek repayment until the Company is financially able to repay it.

68

NOTE 8–GOING CONCERN

____________________________________________________________________________________________

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the first and second quarters going forward. We cannot provide any assurance or guarantee that we will be able to generate revenues. Potential investors must be aware if we are unable to raise additional funds through the sale of our common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from September 10, 2009 (inception) to March 31, 2011 of $148,331. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9 – PROPERTY

____________________________________________________________________________________________

The Company does not own any property. It previously leased an office from a third party at 201 Santa Monica Blvd., Suite 300, Santa Monica, California 90401-2224. Its principal shareholder and legal counsel also use this location. Commencing April 1, 2011, the Company’s legal counsel provides it with office space, on a month-to-month basis, for no charge. The estimated cost of the space he provides is $800 per month. Its executive officer, Gary L. Blum, also works from this location and also maintains an office in Los Angeles, CA.

NOTE 10 – SUBSEQUENT EVENTS

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In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events occurring after December 31, 2010 through the date the financial statements are available for issuance. During this period, the Company received an advance from a shareholder in the amount of $12,000, which does not bear any interest or due date. The shareholder has agreed to defer any repayment until the Company is financially able to repay it.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$40,000.00
SEC Filing Fee*	34.48
Blue sky fees and expenses*	500.00
Miscellaneous*	195.52
TOTAL	$40,730.00

*  Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Articles of Incorporation at Article Five providing for indemnification of our officers and directors as follows: “The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.” The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporation Code) for breach of duty to the Corporation and its stockholders through bylaw provision or through agreement with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporation Code, subject to the limits of such excess indemnification set forth 204 of the Corporation Codes.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the California Corporation’s Code.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

We are authorized to issue up to 50,000,000 shares, no par value, of common stock and 10,000,000 shares of preferred stock. On September 15, 2009, we issued 15,000,000 common shares to our officers, director and advisors for total consideration of $1,500, or $0.0001 per share, for services rendered in our formation.  In addition, from September 29, 2009 to April 18, 2010, we issued 1,485,000 common shares for total consideration of $148,500, or $0.10 per share, to 25 shareholders, all of who reside in the United States.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since we incorporated, we have sold the following securities, which we did not register under the Securities Act of 1933, as amended in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended:

September 2009

We issued 15,000,000 common shares to our officers, directors and founders for services rendered in our formation valued at $1,500, or $0.0001 per share. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

We issued 85,000 common shares for $8,500 or $0.10 per share, to 2 individual accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

October 2009

We issued 445,000 common shares for $44,500 or $0.10 per share, to 7 individual accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

November 2009

We issued 80,000 common shares for $8,000 or $0.10 per share, to 2 individual accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

December 2009

We issued 95,000 common shares for $9,500 or $0.10 per share, to 6 individual accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

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January 2010

We issued 80,000 common shares for $8,000 or $0.10 per share, to 4 individual accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

February 2010

We issued 10,000 common shares for $1,000 or $0.10 per share, to 1 individual accredited investor. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

March 2010

We issued 510,000 common shares for $51,000 or $0.10 per share, to 2 individual accredited investors. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

April 2010

We issued 180,000 common shares for $0.10, or $18,000 per share, to 1 individual accredited investor. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for legal and accounting expenses associated with this prospectus and the balance of the proceeds have been applied to office rent and overhead attributable to the development of our business.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1***	Opinion of Hateley &Hampton
14.1*	Code of Ethics
23.1a**	Consent of Stan J.H. Lee, CPA
23.2***	Consent of Hateley &Hampton (included in Exhibit 5.1)

*	Filed with initial filing.
**	Filed with Pre-Effective Amendment No. 2
***	Filed with Pre-Effective Amendment No. 4

(b) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of Thunderclap Entertainment, Inc. dated September 10, 2009.

EXHIBIT 3.2

Bylaws of Thunderclap Entertainment, Inc. approved and adopted on September 15, 2009.

EXHIBIT 5.1

Opinion of Hateley &Hampton, 201 Santa Monica Boulevard, Suite 300, Santa Monica, CA 90401-2224, dated July 20, 2011, regarding the legality of the securities being registered.

Exhibit 14.1

Code of Ethics of Thunderclap Entertainment, Inc., approved and adopted on December 31, 2010.

EXHIBIT 23.1a

Consent of Stan J.H. Lee, CPA dated July 11, 2011, regarding the use in this registration statement of its report of the auditors and financial statements of Thunderclap Entertainment, Inc. for the period from September 10, 2009 (inception) through December 31, 2010.

EXHIBIT 23.2

Consent of Hateley &Hampton, 201 Santa Monica Boulevard, Suite 300, Santa Monica, CA 90401-2224, dated July 12, 2011, regarding the use in this registration statement of his opinion regarding the legality of the securities being registered. (See Exhibit 5.1a)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

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  (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)           Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on August 3, 2011.

THUNDERCLAP ENTERTAINMENT, INC.

/s/ Gary L. Blum	/s/ Michael F. Matondi, III
Gary L. Blum	Michael F. Matondi, III
Chairman, Chief Executive Officer, and Principal Financial and Accounting Officer	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gary L. Blum	/s/ Michael F. Matondi, III
Gary L. Blum	Michael F. Matondi, III
Chairman, Chief Executive Officer and Principal Financial and Accounting Officer	President

August 3, 2011	August 3, 2011

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